CBNK Quarterly Earnings Grow 13.7 Percent Year Over Year
Diluted EPS of $0.71, ROAA of 2.01%, and ROAE of 20.30% for 1Q 2022
Rockville, Maryland, April 20, 2022 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $10.2 million, or $0.71 per diluted share, for the first quarter of 2022. By comparison, net income was $9.0 million, or $0.65 per diluted share, for the first quarter of 2021. Portfolio loans, net, increased $213.9 million when compared to the period ended March 31, 2021.
“We started the year with another quarter of outstanding profitability at both the Commercial Bank and OpenSky®," said Ed Barry, CEO of the Company and the Bank. "Loan production at the Commercial Bank was strong as new hires and strategic initiatives continue to gain momentum, but growth was negatively impacted by payoffs and selective offboarding of certain lower-quality credit relationships. OpenSky® profitability was stable as updated agreements with service providers delivered savings on data processing costs offsetting anticipated card holder attrition which resulted in a decline in open accounts for the quarter. We are optimistic that our business-wide strategic investments will begin to deliver both increased revenues and lower costs in the coming quarters."

Steven Schwartz, Chairman of the Board of the Company, said, "Despite the detrimental impact of rising interest rates on our mortgage refinance origination volume, we are pleased with the earnings for the quarter. I believe our commercial loan portfolio is well positioned to benefit from the anticipated interest rate increases and our continued focus on a diversified revenue model should maintain our superior results."

First Quarter 2022 Highlights
Capital Bancorp, Inc.
•Strong Earnings - Continued strong performance by the Commercial Bank and OpenSky® contributed to the first quarter's results. Quarterly net income increased to $10.2 million from $9.0 million in the first quarter of 2021. Earnings were $0.71 per diluted share for the three months ended March 31, 2022 and $0.65 for the three months ended March 31, 2021.
•Outstanding Performance Ratios - Return on average assets ("ROAA") and return on average equity ("ROAE") were 2.01% and 20.30%, respectively, for the three months ended March 31, 2022 compared to 1.87% and 22.30%, respectively, for the three months ended March 31, 2021.
•Expanded Net Interest Margin - Net interest margin was 6.79% for the three months ended March 31, 2022, compared to 5.15% for the same three month period last year. The margin expansion was primarily driven by increases in the yield on portfolio loans due to the recognition of deferred fees associated with the credit card portfolio, as well as an acceleration in the deferred fees related to forgiven loans in the Small Business Administration Payroll Protection Program ("SBA-PPP").

•Robust Capital Positions - As of March 31, 2022, the Company reported a common equity tier 1 capital ratio of 15.04% and an allowance for loan losses to total loans ratio of 1.60%, or 1.65% excluding SBA-PPP loans. Quarter over quarter, tangible book value per common share grew 18.5 percent to $14.39 at March 31, 2022.
Commercial Bank
•Strong Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $179.6 million, or 14.6 percent, to $1.4 billion at March 31, 2022 compared to March 31, 2021. The quarter over quarter growth was mainly due to a 30.3 percent increase in commercial real estate loans of $131.4 million, of which $72.8 million was owner occupied. Also contributing to the quarter over quarter growth was a 17.2 percent increase in commercial and industrial loans of $26.1 million and an 11.0 percent increase in construction real estate loans of $24.4 million.
•Growth in Core Deposits and Reduced Cost of Funds - Noninterest bearing deposits increased 6.9 percent compared to March 31, 2021. The $53.3 million year over year increase was primarily due to an increase in commercial demand deposits reflecting management's ongoing strategic initiative to improve the deposit franchise. At March 31, 2022, noninterest bearing deposits represented 44.3% of total deposits compared to 41.4% at March 31, 2021. Overall, the cost of interest bearing liabilities was reduced 39 basis points, from 0.81% for the quarter ended March 31, 2021 to 0.42% for the quarter ended March 31, 2022.
•Improving Credit Metrics - Non-performing assets ("NPAs") decreased to 0.28% of total assets at March 31, 2022 compared to 0.58% at March 31, 2021 with the disposition of $3.3 million in other real estate owned and a reduction in nonaccrual loans of $2.8 million as management continues to focus on reducing non-performing assets. The provision for loan losses increased $449 thousand compared to the first quarter of 2021. The current provision for the three months ended March 31, 2022 was $952 thousand and was primarily related to the credit card portfolio and the cycling of accounts, not a deterioration in overall credit quality.
•SBA-PPP Loans - SBA-PPP loans, net of $1.3 million in unearned fees, totaled $51.1 million at March 31, 2022 which was comprised of $1.7 million in 2020 originations and $49.4 million of 2021 originations. As of March 31, 2022, the Company has obtained forgiveness for $323.3 million of SBA-PPP loans.
Capital Bank Home Loans

•Slowing Mortgage Originations - Origination volumes declined 68.8 percent, to $110.4 million, in the first quarter of 2022, when compared to $353.8 million in the first quarter of 2021. The continued steepening of the yield curve in the first quarter of 2022 slowed originations from the year earlier when low interest rates fueled refinance volumes.
•Purchase Volume - While purchase volumes increased to 73.2 percent of total originations for the first quarter of 2022, up from 24.6 percent during the first quarter of 2021, total purchase originations declined by 8.3% during the same period.
OpenSky®
•Strong Revenue Growth - OpenSky® revenue grew by 47.6 percent to $20.9 million for the quarter ended March 31, 2022 from the same period in 2021 due to an increase in average credit card loan balances as well as an increase in the yield on those credit card loans. The surge in new account originations over the past two years has slowed as government stimulus ended and competition increased. New account originations have reverted to a pace reminiscent of 2019, and is not enough to offset the normal customer lifecycle of the 2020 and 2021 vintages.

•Continued Growth in OpenSky® Loans and Deposits - OpenSky® loan balances, net of reserves, increased by $40.0 million to $123.7 million compared to $83.7 million in the first quarter of 2021. Corresponding deposit balances increased 2.1 percent or $4.5 million from $215.9 million at March 31, 2021 to $220.4 million at March 31, 2022.
•Expense Management Efforts Demonstrate Scale - Key contracts renegotiated during the first quarter of 2022 will engender cost saves and scale benefits throughout the remainder of the year and into the future.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended
	March 31,
(dollars in thousands except per share data)	2022	2021	% Change
Earnings Summary
Interest income	$34,402	$26,638	29.1%
Interest expense	1,071	2,194	(51.2)%
Net interest income	33,331	24,444	36.4%
Provision for loan losses	952	503	89.3%
Noninterest income	8,288	13,951	(40.6)%
Noninterest expense	27,102	25,767	5.2%
Income before income taxes	13,565	12,125	11.9%
Income tax expense	3,354	3,143	6.7%
Net income	$10,211	$8,982	13.7%

Pre-tax pre-provision net revenue ("PPNR") (2)	$14,517	$12,628	15.0%
Weighted average common shares - Basic	13,989	13,757	1.7%
Weighted average common shares - Diluted	14,339	13,899	3.2%
Earnings per share - Basic	$0.73	$0.65	12.3%
Earnings per share - Diluted	$0.71	$0.65	9.2%
Return on average assets (1)	2.01%	1.87%	7.5%
Return on average assets, excluding impact of SBA-PPP loans(1) (2)	1.67%	1.54%	8.4%
Return on average equity	20.30%	22.30%	(9.0)%

	Quarter Ended		1Q22 vs. 1Q21	Quarter Ended
	March 31,			December 31,	September 30,	June 30,
(in thousands except per share data)	2022	2021	% Change	2021	2021	2021
Balance Sheet Highlights
Assets	$2,122,453	$2,091,851	1.5%	$2,055,300	$2,169,556	$2,151,850
Investment securities available for sale	172,712	128,023	34.9%	184,455	189,165	160,515
Mortgage loans held for sale	17,036	60,816	(72.0)%	15,989	36,005	47,935
SBA-PPP loans, net of fees	51,085	267,871	(80.9)%	108,285	137,178	202,763
Portfolio loans receivable (3)	1,526,256	1,312,375	16.3%	1,523,982	1,445,126	1,392,471
Allowance for loan losses	25,252	23,550	7.2%	25,181	24,753	24,079
Deposits	1,862,722	1,863,069	—%	1,797,137	1,921,238	1,917,419
FHLB borrowings	22,000	22,000	—%	22,000	22,000	22,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	201,492	167,003	20.7%	197,903	189,080	177,204
Tangible common equity(2)	201,492	167,003	20.7%	197,903	189,080	177,204

Common shares outstanding	14,001	13,759	1.8%	13,962	13,802	13,772
Tangible book value per share (2)	$14.39	$12.14	18.5%	$14.17	$13.70	$12.87
______________
(1) Annualized for the quarterly periods
(2) Refer to Appendix for reconciliation of non-GAAP measures.
(3) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended March 31, 2022 and 2021
For the three months ended March 31, 2022, net interest income increased $8.9 million, or 36.4 percent, to $33.3 million from the same period in 2021, primarily due to an increase in interest earned on the credit card loan portfolio. The net interest margin increased 164 basis points to 6.79% for the three months ended March 31, 2022 from the same period in 2021 due in large part to the acceleration of the deferred fees associated with the SBA-PPP loan forgiveness as well as the recognition of deferred fees on the credit card loans. Net interest margin, excluding credit card and SBA-PPP loans, was 3.82% for the first quarter of 2022 compared to 3.63% for the same period in 2021. For the three months ended March 31, 2022, average interest earning assets increased $66.9 million, or 3.5 percent, to $2.0 billion as compared to the same period in 2021, and the average yield on interest earning assets increased 139 basis points. Compared to the same period in the prior year, average interest-bearing liabilities decreased $55.4 million, or 5.0 percent, while the average cost of interest-bearing liabilities decreased 39 basis points to 0.42% from 0.81%.
The provision for loan losses of $952 thousand for the three months ended March 31, 2022 was primarily related to growth in the credit card portfolio and the cycling of credit card accounts. Net charge-offs for the first quarter of 2022 were $881 thousand, or 0.24% on an annualized basis of average portfolio loans, compared to $388 thousand, or 0.12% on an annualized basis of average loans for the first quarter of 2021. All of the $881 thousand in net charge-offs during the quarter were related to the credit card portfolio.
For the quarter ended March 31, 2022, noninterest income was $8.3 million, a decrease of $5.7 million, or 40.6 percent, from $14.0 million in the prior year quarter. The decrease was primarily the result of reduced mortgage banking revenue.
Net credit card loan balances increased by $40.0 million to $123.7 million as of March 31, 2022 from $83.7 million at March 31, 2021. The related deposit account balances increased 2.1 percent to $220.4 million at March 31, 2022 when compared to $215.9 million at March 31, 2021. For the three months ended March 31, 2022, OpenSky's® secured credit card accounts decreased by 30 thousand net compared to 74 thousand net new accounts for the same period in 2021 suggesting consumer behaviors may be returning to historical trends after being elevated in response to COVID-19 throughout 2020 and the first half of 2021.
The efficiency ratio for the three months ended March 31, 2022 decreased to 65.12% compared to 67.11% for the three months ended March 31, 2021.
Noninterest expense was $27.1 million for the three months ended March 31, 2022, as compared to $25.8 million for the three months ended March 31, 2021, an increase of $1.3 million, or 5.2 percent. The increase was primarily driven by increases in salaries and employee benefits of $1.7 million, advertising expenses of $806 thousand, and professional fees of $697 thousand and were offset by decreases in data processing expenses of $1.0 million, loan processing expenses of $660 thousand, and occupancy and equipment expense of $103 thousand.

Financial Condition

Total assets at March 31, 2022 were $2.1 billion, an increase of 1.5% from March 31, 2021. Net portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.5 billion as of March 31, 2022, an increase of 16.3 percent as compared to $1.3 billion at March 31, 2021.
While total deposits remained steady at $1.9 billion for the periods ended March 31, 2022 and March 31, 2021, the composition of the deposit portfolio shifted, with an increase in noninterest bearing deposits of $53.3 million, or 6.9%, when comparing March 31, 2022 to March 31, 2021. At March 31, 2022, there were no listing service or brokered deposits compared to $86.0 million at March 31, 2021.
The Company recorded a provision for loan losses of $952 thousand during the three months ended March 31, 2022, which increased the allowance for loan losses to $25.3 million, or 1.60% of total loans (1.65%, excluding SBA-PPP loans, on a non-GAAP basis) at March 31, 2022. Nonperforming assets were $6.0 million, or 0.28% of total assets, as of March 31, 2022, down from $12.1 million, or 0.58% of total assets, at March 31, 2021, and was comprised solely of nonperforming loans. Included in nonperforming loans at March 31, 2022 were troubled debt restructurings of $525 thousand.
Stockholders’ equity increased to $201.5 million as of March 31, 2022, compared to $167.0 million at March 31, 2021. This increase was primarily attributable to earnings during the period of $41.2 million which were offset by unrealized losses recorded net of tax on the available for sale securities in the rising interest rate environment creating a $7.8 million reduction in accumulated other comprehensive income during the period. As of March 31, 2022, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended March 31,
(in thousands)	2022	2021
Interest income
Loans, including fees	$33,889	$26,068
Investment securities available for sale	370	478
Federal funds sold and other	143	92
Total interest income	34,402	26,638

Interest expense
Deposits	884	2,006
Borrowed funds	187	188
Total interest expense	1,071	2,194

Net interest income	33,331	24,444
Provision for loan losses	952	503
Net interest income after provision for loan losses	32,379	23,941

Noninterest income
Service charges on deposits	163	148
Credit card fees	5,924	5,940
Mortgage banking revenue	1,790	7,743
Other fees and charges	411	120
Total noninterest income	8,288	13,951

Noninterest expenses
Salaries and employee benefits	10,310	8,568
Occupancy and equipment	1,026	1,129
Professional fees	2,321	1,624
Data processing	8,276	9,311
Advertising	1,639	833
Loan processing	392	1,052
Other operating	3,138	3,250
Total noninterest expenses	27,102	25,767
Income before income taxes	13,565	12,125
Income tax expense	3,354	3,143
Net income	$10,211	$8,982

Consolidated Balance Sheets
(in thousands except share data)	(unaudited) March 31, 2022	December 31, 2021
Assets
Cash and due from banks	$14,955	$42,914
Interest bearing deposits at other financial institutions	298,501	136,824
Federal funds sold	330	3,657
Total cash and cash equivalents	313,786	183,395
Investment securities available for sale	172,712	184,455
Marketable equity securities	245	245
Restricted investments	3,602	3,498
Loans held for sale	17,036	15,989
SBA-PPP loans receivable, net of fees	51,085	108,285
Portfolio loans receivable, net of deferred fees and costs	1,526,256	1,523,982
Less allowance for loan losses	(25,252)	(25,181)
Total portfolio loans held for investment, net	1,501,004	1,498,801
Premises and equipment, net	2,977	3,282
Accrued interest receivable	7,512	7,901
Deferred income taxes, net	12,366	9,793
Other real estate owned	—	86
Bank owned life insurance	35,758	35,506
Other assets	4,370	4,064
Total assets	$2,122,453	$2,055,300

Liabilities
Deposits
Noninterest bearing	$825,174	$787,650
Interest bearing	1,037,548	1,009,487
Total deposits	1,862,722	1,797,137
Federal Home Loan Bank advances	22,000	22,000
Other borrowed funds	12,062	12,062
Accrued interest payable	480	473
Other liabilities	23,697	25,725
Total liabilities	1,920,961	1,857,397

Stockholders' equity
Common stock, $.01 par value; 49,000,000 shares authorized; 14,000,520 and 13,962,334 issued and outstanding	140	140
Additional paid-in capital	55,226	54,306
Retained earnings	153,949	144,533
Accumulated other comprehensive loss	(7,823)	(1,076)
Total stockholders' equity	201,492	197,903
Total liabilities and stockholders' equity	$2,122,453	$2,055,300

The following table shows the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended March 31,
	2022			2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(Dollars in thousands)
Assets
Interest earning assets:
Interest bearing deposits	$197,720	$101	0.21%	$205,799	$49	0.10%
Federal funds sold	4,658	1	0.09	3,871	—	—
Investment securities available for sale	180,567	370	0.83	106,704	478	1.82
Restricted stock and equity securities	3,766	41	4.42	3,906	43	4.43
Loans held for sale	13,500	111	3.33	72,460	481	2.69
SBA-PPP loans receivable	83,264	2,066	10.06	232,371	2,469	4.31
Portfolio loans receivable(2)	1,506,902	31,712	8.53	1,298,352	23,118	7.22
Total interest earning assets	1,990,377	34,402	7.01	1,923,463	26,638	5.62
Noninterest earning assets	66,824			25,803
Total assets	$2,057,201			$1,949,266

Liabilities and Stockholders’ Equity
Interest bearing liabilities:
Interest bearing demand accounts	$293,979	37	0.05	$256,958	68	0.11
Savings	8,274	1	0.05	5,631	1	0.05
Money market accounts	539,264	301	0.23	471,154	530	0.46
Time deposits	170,748	545	1.29	332,660	1,407	1.72
Borrowed funds	34,062	187	2.23	35,343	188	2.15
Total interest bearing liabilities	1,046,327	1,071	0.42	1,101,746	2,194	0.81
Noninterest bearing liabilities:
Noninterest bearing liabilities	24,156			24,059
Noninterest bearing deposits	782,747			660,086
Stockholders’ equity	203,971			163,375
Total liabilities and stockholders’ equity	$2,057,201			$1,949,266

Net interest spread			6.59%			4.81%
Net interest income		$33,331			$24,444
Net interest margin(3)			6.79%			5.15%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended March 31, 2022 and March 31, 2021, collectively, SBA-PPP loans and credit card loans accounted for 297 and 152 basis points of the reported net interest margin, respectively.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(dollars in thousands except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Earnings:
Net income	$10,211	$10,171	$11,177	$9,648	$8,982
Earnings per common share, diluted	0.71	0.71	0.79	0.68	0.65
Net interest margin	6.79%	6.49%	6.27%	5.47%	5.15%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	3.82%	3.70%	3.52%	3.55%	3.63%
Return on average assets(2)	2.01%	1.95%	2.13%	1.90%	1.87%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	1.67%	1.80%	1.99%	1.65%	1.54%
Return on average equity(2)	20.30%	20.66%	23.87%	22.36%	22.30%
Efficiency ratio	65.12%	65.83%	64.10%	66.37%	67.11%
Balance Sheet:
Total portfolio loans receivable, net	$1,526,256	$1,523,982	$1,445,126	$1,392,471	$1,312,375
Total deposits	1,862,722	1,797,137	1,921,238	1,917,419	1,863,069
Total assets	2,122,453	2,055,300	2,169,556	2,151,850	2,091,851
Total shareholders' equity	201,492	197,903	189,080	177,204	167,003
Asset Quality Ratios:
Nonperforming assets to total assets	0.28%	0.56%	0.77%	0.54%	0.58%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.29%	0.59%	0.83%	0.60%	0.66%
Nonperforming loans to total loans	0.38%	0.70%	0.85%	0.52%	0.56%
Nonperforming loans to portfolio loans (1)	0.39%	0.75%	0.94%	0.60%	0.67%
Net charge-offs to average portfolio loans (1)(2)	0.24%	0.18%	0.08%	0.08%	0.12%
Allowance for loan losses to total loans	1.60%	1.54%	1.56%	1.51%	1.49%
Allowance for loan losses to portfolio loans (1)	1.65%	1.65%	1.71%	1.73%	1.79%
Allowance for loan losses to non-performing loans	422.65%	220.40%	182.48%	287.40%	267.07%
Bank Capital Ratios:
Total risk based capital ratio	14.36%	13.79%	13.86%	13.51%	13.55%
Tier 1 risk based capital ratio	13.10%	12.53%	12.60%	12.25%	12.29%
Leverage ratio	8.74%	8.36%	7.83%	7.58%	7.54%
Common equity Tier 1 capital ratio	13.10%	12.53%	12.60%	12.25%	12.29%
Tangible common equity	8.11%	8.36%	7.57%	7.17%	7.01%
Holding Company Capital Ratios:
Total risk based capital ratio	17.16%	16.41%	15.75%	16.14%	16.07%
Tier 1 risk based capital ratio	15.19%	14.43%	14.49%	14.10%	13.98%
Leverage ratio	10.25%	9.73%	9.12%	8.78%	8.84%
Common equity Tier 1 capital ratio	15.04%	14.28%	14.34%	13.94%	13.81%
Tangible common equity	9.49%	9.63%	8.72%	8.23%	7.98%

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(dollars in thousands except per share data)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Composition of Loans:
SBA-PPP loans, net	$51,085	$108,285	$137,178	$202,763	$267,871
Residential real estate	$420,242	$401,607	$418,205	$420,015	$420,461
Commercial real estate	564,725	556,339	502,523	471,807	433,336
Construction real estate	245,722	255,147	251,256	223,832	221,277
Commercial and industrial	177,504	175,956	143,244	158,392	151,410
Credit card, net of reserve	123,750	141,120	134,979	121,410	83,740
Other consumer loans	909	1,033	1,425	1,034	2,991
Portfolio loans receivable	$1,532,852	$1,531,202	$1,451,632	$1,396,490	$1,313,215
Deferred origination fees, net	(6,596)	(7,220)	(6,506)	(4,019)	(840)
Portfolio loans receivable, net	$1,526,256	$1,523,982	$1,445,126	$1,392,471	$1,312,375
Composition of Deposits:
Noninterest bearing	$825,174	$787,650	$833,187	$828,308	$771,924
Interest-bearing demand	279,591	330,924	369,812	314,883	300,992
Savings	9,894	6,994	6,682	6,965	6,012
Money markets	585,920	493,919	493,029	484,567	471,303
Time deposits	162,143	177,650	218,528	282,696	312,838
Total Deposits	$1,862,722	$1,797,137	$1,921,238	$1,917,419	$1,863,069
Capital Bank Home Loan Metrics:
Origination of loans held for sale	$110,446	$158,051	$217,175	$265,517	$353,774
Mortgage loans sold	109,953	178,068	229,111	278,384	400,112
Gain on sale of loans	3,042	4,423	6,108	7,763	12,008
Purchase volume as a % of originations	73.16%	56.44%	50.98%	50.64%	24.59%
Gain on sale as a % of loans sold(3)	2.77%	2.48%	2.67%	2.79%	3.00%
Mortgage commissions	$1,125	$1,462	$1,884	$2,364	$3,320
OpenSky® Portfolio Metrics:
Active customer accounts	630,709	660,397	700,383	707,600	642,272
Secured credit card loans, gross	113,343	131,245	131,289	120,381	85,897
Unsecured credit card loans, gross	12,764	12,135	5,949	3,356	363
Noninterest secured credit card deposits	220,354	229,530	242,405	241,724	215,883
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
Dollars in thousands	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Net Income	$10,211	$10,171	$11,177	$9,648	$8,982
Less: SBA-PPP loan income	2,066	1,347	1,525	2,272	2,469
Net Income, as Adjusted	$8,145	$8,824	$9,652	$7,376	$6,513
Average Total Assets	2,057,201	2,066,283	2,084,772	2,041,232	1,949,266
Less: Average SBA-PPP Loans	83,264	116,595	162,217	250,040	232,371
Average Total Assets, as Adjusted	$1,973,937	$1,949,688	$1,922,555	$1,791,192	$1,716,895
Return on Average Assets, as Adjusted	1.67%	1.80%	1.99%	1.65%	1.54%

Net Interest Margin, as Adjusted	Quarters Ended
Dollars in thousands	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Net Interest Income	$33,331	$32,671	$32,059	$27,520	$24,444
Less Credit card loan income	14,487	15,010	15,086	10,497	7,660
Less SBA-PPP loan income	2,066	1,347	1,525	2,272	2,469
Net Interest Income, as Adjusted	$16,778	$16,314	$15,448	$14,751	$14,315
Average Interest Earning Assets	1,990,377	1,996,331	2,026,616	2,016,801	1,923,463
Less Average credit card loans	124,923	131,306	124,771	100,456	92,150
Less Average SBA-PPP loans	83,264	116,595	162,217	250,040	232,371
Total Average Interest Earning Assets, as Adjusted	$1,782,190	$1,748,430	$1,739,628	$1,666,305	$1,598,941
Net Interest Margin, as Adjusted	3.82%	3.70%	3.52%	3.55%	3.63%

Tangible Book Value per Share	Quarters Ended
Dollars in thousands, except per share amounts	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Total Stockholders' Equity	$201,492	$197,903	$189,080	$177,204	$167,003
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$201,492	$197,903	$189,080	$177,204	$167,003
Period End Shares Outstanding	14,000,520	13,962,334	13,801,936	13,771,615	13,759,218
Tangible Book Value per Share	$14.39	$14.17	$13.70	$12.87	$12.14

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Loan Losses to Total Portfolio Loans	Quarters Ended
Dollars in thousands	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Allowance for Loan Losses	$25,252	$25,181	$24,753	$24,079	$23,550
Total Loans	1,577,341	1,632,267	1,582,304	1,595,234	1,578,087
Less: SBA-PPP loans	51,085	108,285	137,178	202,763	265,712
Total Portfolio Loans	$1,526,256	$1,523,982	$1,445,126	$1,392,471	$1,312,375
Allowance for Loan Losses to Total Portfolio Loans	1.65%	1.65%	1.71%	1.73%	1.79%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
Dollars in thousands	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Total Nonperforming Assets	$5,975	$11,512	$16,801	$11,615	$12,112
Total Assets	2,122,453	2,055,300	2,169,556	2,151,850	2,091,851
Less: SBA-PPP loans	51,085	108,285	137,178	202,763	265,712
Total Assets, net SBA-PPP Loans	$2,071,368	$1,947,015	$2,032,378	$1,949,087	$1,826,139
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.29%	0.59%	0.83%	0.60%	0.66%

Nonperforming Loans to Portfolio Loans	Quarters Ended
Dollars in thousands	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Total Nonperforming Loans	$5,975	$11,425	$13,565	$8,378	$8,818
Total Loans	1,577,341	1,632,267	1,582,304	1,595,234	1,578,087
Less: SBA-PPP loans	51,085	108,285	137,178	202,763	265,712
Total Portfolio Loans	$1,526,256	$1,523,982	$1,445,126	$1,392,471	$1,312,375
Nonperforming Loans to Total Portfolio Loans	0.39%	0.75%	0.94%	0.60%	0.67%

Net Charge-offs to Average Portfolio Loans	Quarters Ended
Dollars in thousands	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Total Net Charge-offs	$881	$672	$301	$251	$388
Total Average Loans	1,590,166	1,582,473	1,569,198	1,567,973	1,530,723
Less: Average SBA-PPP loans	83,264	116,595	162,217	250,040	232,371
Total Average Portfolio Loans	$1,506,902	$1,465,878	$1,406,981	$1,317,933	$1,298,352
Net Charge-offs to Average Portfolio Loans	0.24%	0.18%	0.08%	0.08%	0.12%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarters Ended
Dollars in thousands	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021

Net income	$10,211	$10,171	$11,177	$9,648	$8,982
Add: Income Tax Expense	3,354	3,522	3,877	3,357	3,143
Add: Provision for Loan Losses	952	1,100	975	781	503
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$14,517	$14,793	$16,029	$13,786	$12,628

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at March 31, 2022. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.1 billion at March 31, 2022 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com